                       OPTION AGREEMENT
                       ----------------


THIS AGREEMENT made as of the  6  day of April, 1998
                              ---        -----


BETWEEN:

Michael Lederhouse, of P.O. Box 202, Air
Ronge, Saskatchewan, S0J 3G0

("Lederhouse")

	OF THE FIRST PART

AND:

Carl Service, of 34 Moxon Crescent, Saskatoon,
Saskatchewan

("Service")

	OF THE SECOND PART

AND:

Green Fusion Corp., a Nevada corporation with
a registered office at Suite B-169, 7373 N.
Scottsdale Road, Scottsdale, Arizona, U.S.A.
85253

(the "Optionee")

	OF THE THIRD PART


WHEREAS:

A.	Lederhouse is the owner of certain mineral claims located
in the Province of Saskatchewan;

B.	The Optionors have agreed to grant an exclusive option to
the Optionee to acquire an interest in and to the Property, subject to a Royalty, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by the Optionee to the Optionors (the receipt of which is hereby acknowledged), the parties agree as follows:

DEFINITIONS
-----------

1.	For the purposes of this Agreement the following words
and phrases shall have the following meanings, namely:

(a)	"Commencement of Commercial Production" means:

(i)	if a mill is located on the Property, the last
day of a period of 40 consecutive days in which, for not less than 30 days, the mill processed ore from the Property at 60% of its rated concentrating capacity; or

(ii)	if a mill is not located on the Property, the
last day of a period of 30 consecutive days during which ore has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues,

but any period of time during which ore or concentrate is shipped from the Property for testing purposes or during which milling operations are undertaken as initial tune-up, shall not be taken into account in determining the date of Commencement of Commercial Production;

(b)	"Option" means the option to acquire a 100% undivided
interest in and to the Property as provided in this Agreement;

(c)	"Option Period" means the period from the date of this
Agreement to and including the date of exercise or termination of the Option;

(d)	"Optionors" means Lederhouse and Service;

(e)	"Property" means the mineral claims described in Schedule
"A" hereto including any replacement or successor claims, and all mining leases and other mining interests derived from any such claims. Any reference herein to any mineral claim comprising the Property includes any mineral leases or other interests into which such mineral claim may have been converted;

(f)	"Property Rights" means all licenses, permits, easements,
rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration of the Property, or for the purpose of placing the Property into production or continuing production therefrom;

(g)	"Royalty" means the amount of royalty from time to time
payable to Service hereunder and as defined in Schedule
"B" attached hereto.

(h)	"Shares" means the 50,000 common shares in the capital of
the Optionee to be issued to the Optionor pursuant to the exercise of the Option.


REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONORS
----------------------------------------------------------

2. (a)	The Optionors represent and warrant to and covenant with
the Optionee that:

(i)	the Optionors are legally entitled to hold the
Property and the Property Rights and will remain so entitled until the interest of the Optionors in the Property which is subject to the Option has been duly transferred to the Optionee as contemplated hereby;

(ii)	Lederhouse is, and at the time of transfer to the
Optionee of an interest in the mineral claims comprising the Property pursuant to the exercise of the Option, will be the recorded holder of and Service is, and at the time of transfer to the Optionee of an interest in the mineral claims comprising the Property pursuant to the exercise of the Option, will be the beneficial owner of, all of the mineral claims comprising the Property free and clear of all liens, charges and claims of any other party, except as noted on Schedule
"A", and no taxes or rentals are or will be due in respect of any of the mineral claims;

(iii)	Lederhouse holds all interest in the Property in
trust for Service and holds no beneficial interest in the mineral claims comprising the Property;

(iv)	the mineral claims comprising the Property have,
to the best of the Optionors' knowledge and belief, been duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Property is situate and, except as specified in Schedule "A" and accepted by the Optionee, are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof and until the dates of expiry of the claims listed in Schedule "A";

(v)	there are no adverse claims or challenges against
or to the ownership of or title to any of the mineral claims comprising the Property, nor to the knowledge of the Optionors is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no person other than the Optionors, pursuant to the provisions hereof, has any royalty or other interest whatsoever in production from any of the mineral claims comprising the Property other than as set out in Schedule "A";

(vi)	no proceedings are pending for, and the Optionors
are unaware of any basis for the institution of any proceedings leading to the placing of the

Optionors in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

(b)	The representations and warranties contained in this
section are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the Property.


REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE
---------------------------------------------------------

3. (a)	The Optionee represents and warrants to and covenants
with the Optionors that:

(i)	it has been duly incorporated, amalgamated or
continued, validly exists and is in good standing under the laws of the Optionee's state of residence;

(ii)	it has duly obtained all corporate authorizations
for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or other constating documents of the Optionee or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound or to which it or the Property may be subject;

(iii)	no proceedings are pending for, and the Optionee
is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(iv)	the Shares will, at the time of delivery to
Service, be duly authorized and validly allotted and issued as fully paid and non-assessable shares of the Company free of any liens, charges or encumbrances;


(b)	The representations and warranties contained in this
section are provided for the exclusive benefit of the Optionors and a breach of any one or more thereof may be waived by the Optionors in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.


GRANT AND EXERCISE OF OPTION
----------------------------

4.	(a)	The Optionors hereby grant to the Optionee the sole and
exclusive right and option to acquire a 100% undivided interest in and to the Property free and clear of all charges, encumbrances and claims, except for those set out in Schedule "A" and the Royalty.

(b)	The Option shall be exercised by the Optionee:

(i)	paying Service $6,000 on the execution of this
Agreement, the receipt of which is hereby acknowledged by the Optionor;

(ii)	paying Service $12,000 as follows:

A.	$6,000 on or before the first anniversary of
the date of this Agreement; and

B.	an additional $6,000 on or before the second
anniversary of the date of this Agreement.

(iii)	allotting and issuing to Service, as fully paid
and non-assessable, the Shares forthwith after the execution of this Agreement.

(c)	If and when the Option has been exercised, a 100%
undivided right, title and interest in and to the Property shall vest in the Optionee free and clear of all charges, encumbrances and claims, except for the obligation of the Optionee hereunder to pay Service the Royalty.


TRANSFER OF PROPERTY
--------------------

5.	(a)	Concurrently with the execution of this Agreement, the
Optionors shall deliver to the Optionee duly executed transfers of the appropriate interest in the Property which shall be acquired by the Optionee upon exercise of the Option.

(b)	The Optionee shall be entitled to record such transfers
at its own cost with the appropriate government office to effect legal transfer of such interest in the Property into the name of the Optionee, provided that the Optionee shall hold such interest in the Property subject to the terms of this Agreement, it being understood that the transfer of such legal title to the Optionee prior to the exercise of the Option is for administrative convenience only.

ESCROW AGREEMENT
----------------

6.		The Company and Service agree that they shall forthwith
upon the execution this
agreement to enter into, and the Shares shall be subject to, an Escrow Agreement on the terms and conditions required by the Saskatchewan Securities Commission, a copy of which is attached hereto as Schedule "C".

RIGHT OF ENTRY
--------------

7. 		Throughout the Option Period the directors and officers
of the Optionee and its servants, agents, employees and independent contractors, shall have the sole and exclusive right in respect of the Property to:

1.	enter thereon;

2.	have exclusive and quiet possession thereof;

3.	do such prospecting, exploration, development and other
mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

4.	bring upon and erect upon the Property such buildings,
plant, machinery and equipment as the Optionee may deem advisable; and

5.	remove therefrom and dispose of reasonable quantities of
ores, minerals and metals for the purposes of obtaining assays or making other tests.


OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD
------------------------------------------------

7.		During the Option Period the Optionee shall:

(a)	maintain in good standing those mineral claims comprising
the Property by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from the Optionee's activities thereon except those at the time contested in good faith by the Optionee;

(b)	record all exploration work carried out on the Property
by the Optionee as assessment work;

(c)	permit the directors, officers, employees and designated
consultants of the Optionors, at their own risk and expense, access to the Property at all reasonable times, and the Optionors agree to indemnify the Optionee against and to save it harmless from all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of the Optionors while on the Property;

(d)	do all work on the Property in a good and workmanlike
fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(e)	indemnify and save the Optionors harmless in respect of
any and all costs, claims, liabilities and expenses arising out of the Optionee's activities on the Property, but the Optionee shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by the Optionee are left in a safe condition;

(f)	permit the Optionors, at their own expense, reasonable
access to the results of the work done on the Property during the last completed calendar year;

(g)	deliver to the Optionors, forthwith upon receipt thereof,
copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Optionee with respect to the Property.


TERMINATION OF OPTION BY OPTIONEE
---------------------------------

8.	(a)	The Option shall terminate:

(i)	upon the Optionee failing to incur or make any
expenditure or payment which must be incurred or made in exercise of the Option; or

(ii)	at any other time, by the Optionee giving notice
of such termination to the Optionor.

(b)	If the Option is terminated the Optionee shall:

(i)	leave in good standing for a period of at least
12 months from the termination of the Option
Period those mineral claims comprising the Property;

(ii)	deliver or make available at no cost to the
Optionors within 90 days of such termination, all drill core, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Property and not theretofore furnished to the Optionors.

(c)	Notwithstanding the termination of the Option, the
Optionee shall have the right, within a period of 180 days following the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee, and any such property not removed within such 180 day period shall thereafter become the property of the Optionors.


ROYALTY
-------

9.	(a)	Upon the Commencement of Commercial Production, the
Optionee shall pay to Service the Royalty, being equal to 1% of Net Smelter Returns, on the terms and conditions as set out in this paragraph and in Schedule "B".

(b)	Installments of the Royalty payable shall be paid by the
Optionee to Service immediately upon the receipt by the Optionee of the payment from the smelter, refinery or other place of treatment of the proceeds of sale of the minerals, ore, concentrates or other product from the Property.

(c)	Within 120 days after the end of each fiscal year,
commencing with the year in which Commencement of Commercial Production occurs, the accounts of the Optionee relating to operations on the Property and the statement of operations, which shall include the statement of calculation of Royalty for the year last completed, shall be audited by the auditors of the Optionee at its expense. The Optionors shall have 45 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements shall be deemed to be correct and unimpeachable thereafter.

(d)	If such audited financial statements disclose any
overpayment of Royalty by the Optionee during the fiscal year, the amount of the overpayment shall be deducted from future installments of Royalty payable.

(e)	If such audited financial statements disclose any
underpayment of Royalty by the Optionee during the year, the amount thereof shall be paid to Service forthwith after determination thereof.

(f)	The Optionee agrees to maintain for each mining operation
on the Property, up-to-date and complete records relating to the production and sale of minerals, ore, bullion and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the Optionors or their agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Optionee to Service pursuant hereto. The Optionors shall have the right to have such accounts audited by independent auditors at its own expense once each fiscal year.


POWER TO CHARGE PROPERTY
------------------------

10.	At any time after the Optionee has exercised the Option,
the Optionee may grant mortgages, charges or liens (each of which is herein called a "mortgage") of and upon the Property or any portion thereof, any mill or other fixed assets located thereon, and any or all of the tangible personal property located on or used in connection with the Property to secure financing of development of the Property, provided that, unless otherwise agreed to by the Optionors, it shall be a term of each mortgage that the mortgagee or any person acquiring title to the Property upon enforcement of the mortgage shall hold the same subject to the right of the Optionors to receive the Royalty hereunder as if the mortgagee or any such person had executed this Agreement.


TRANSFERS
---------

11. (a)	The Optionee may at any time either during the Option
Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Optionors its agreement relating to this Agreement and to the Property, containing:

(i)	a covenant to perform all the obligations of the
Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and

(ii)	a provision subjecting any further sale, transfer
or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this paragraph (a).

(b)	No assignment by the Optionee of any interest less than
its entire interest in this Agreement and in the Property shall, as between the Optionee and the Optionors, discharge it from any of its obligations hereunder, but upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the Optionee shall be deemed to be discharged from all obligations hereunder save and except for the payment of the Royalty or other fulfillment of such commitments hereunder accrued as are due prior to the date on which the Optionee shall have no further interest in this Agreement.

SURRENDER OF PROPERTY INTERESTS PRIOR TO TERMINATION OF AGREEMENT
-----------------------------------------------------------------

12.	 The Optionee may at any time during the Option Period
elect to abandon any one or more of the mineral claims comprised in the Property by giving notice to the Optionors of such intention. Any claims so abandoned shall be in good standing under the laws of the jurisdiction in which they are situate for at least 12 months from the date of abandonment. Upon any such abandonment, the mineral claims so abandoned shall for all purposes of this Agreement cease to form part of the Property.


FORCE MAJEURE
-------------

13. (a)	If the Optionee is at any time either during the Option
Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge the Optionee from its obligations hereunder to maintain the Property in good standing;

(b)	The Optionee shall give prompt notice to the Optionors of
each event of force majeure and upon cessation of such event shall furnish to the Optionors together with such notice particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

(c)	After the Commencement of Commercial Production, the
Optionee shall work, mine and operate the Property during such time or times as the Optionee in its sole judgment considers such operations to be profitable. The Optionee may suspend or curtail operations, both before and after Commencement of Commercial Production, during periods when the products derived from the Property cannot be profitably sold at prevailing prices or if an unreasonable inventory thereof, in the Optionee's sole judgment, has accumulated or would otherwise accumulate.


CONFIDENTIAL INFORMATION
------------------------

14.	No information furnished by the Optionee to the Optionors
hereunder in respect of the activities carried out on the Property by the Optionee, or related to the sale of minerals, ore, bullion or other product derived from the Property, shall be published or disclosed by the Optionors without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities, corporation or tax laws, regulations or policies.


ARBITRATION
-----------

15. (a)	All questions or matters in dispute under this Agreement
shall be submitted to arbitration pursuant to the terms hereof.

(b)	It shall be a condition precedent to the right of any
party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior notice of its intention to do so to the other party, together with particulars of the matter in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph (c).

(c)	The party desiring arbitration shall appoint one
arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator. If the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Commercial Arbitration Act of British
Columbia. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

(d)	The parties agree that the award of a majority of the
arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

DEFAULT
-------

16. If at any time during the Option Period the Optionee is in default of any provision in this Agreement (other than the provisions of subparagraph 4(b) for which no notice of default need be given), the Optionor may terminate this Agreement, but only if:

(a)	it shall have first given to the Optionee a notice of
default containing particulars of the obligation which the Optionee has not performed, or the warranty breached;
and

(b)	the Optionee has not, within 45 days following delivery
of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the Optionee hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay.

Should the Optionee fail to comply with the provision of subparagraph (b), the Optionors may thereafter terminate this Agreement by giving notice thereof to the Optionee.


TERMINATION OF MINING OPERATIONS
--------------------------------

17.	The Optionee may permanently discontinue mining
operations on the Property at any time after the Commencement of Commercial Production when in its opinion no further mining operations can be economically carried out thereon. At such time, the Optionee shall dispose of all mining plant and equipment used on the Property, effect all reclamation work as required by law, and otherwise dispose of the Property as it thinks fit. Any purchaser of the Property after termination of mining operations on the Property shall take the Property free and clear of all claims by the Optionors. The accounts of the Optionee relating to its mining operations on the Property shall be audited by the auditors of the Optionee as soon as practicable after the sale or disposition of all mining plant, equipment and the Property, and completion of reclamation. Final settlement of any Royalty payable to Service shall be effected without delay after receipt of the final audited statements. After receipt of such final audited statements and payment of Royalty, if any, this Agreement and the mutual obligations of the Optionee and the Optionors hereunder shall terminate.


RULE AGAINST PERPETUITIES
-------------------------

18.	If any right, power or interest held by or to be acquired
by any party in the Property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the death of the last survivor of all the lineal descendants of Her Majesty, Queen Elizabeth II of England, living on the date of the execution of this Agreement.

NOTICES
-------

19.	Each notice, demand or other communication required or
permitted to be given under this Agreement shall be in writing and shall be delivered, or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by telecopier, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.


GENERAL
-------

20. (a)	This Agreement shall supersede and replace any other
agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

(b)	No consent or waiver expressed or implied by either party
in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

(c)	The parties shall promptly execute or cause to be
executed all documents, deeds, conveyances and other instruments of further assurance and do such further acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

(d)	This Agreement shall enure to the benefit of and be
binding upon the parties and their respective successors and permitted assigns.

(e)	This Agreement shall be governed by and construed in
accordance with the laws of the Province of British
Columbia.

(f)	Time shall be of the essence in this Agreement.

(g)	Wherever the neuter and singular is used in this
Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

(h)	Any reference in this Agreement to currency shall be
deemed to be Canadian currency.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.



SIGNED, SEALED AND DELIVERED      )
BY Michael Lederhouse             )
in the presence of:               )
                                  )
/s/ Yvonne Lederhouse             )           /s/ Michael Lederhouse
-------------------------------   )           -------------------------
Signature                         )           Signature
                                  )
                                  )
Yvonne Lederhouse                 )
-------------------------------   )
Name                              )
                                  )
                                  )
Box 202                           )
-------------------------------   )
Address                           )
                                  )
                                  )
Air Ronge, SK.   SOJ 3G0          )
-------------------------------   )
                                  )


SIGNED, SEALED AND DELIVERED
BY Carl Service                   )
in the presence of:               )
                                  )
                                  )
/s/ D. Studer                     )
-------------------------------   )
Signature                         )
                                  )           /s/ Carl Service
                                  )           -------------------------
                                  )           Signature
D. Studer                         )
-------------------------------   )
Name                              )
                                  )
                                  )
3428 Dieppe St                    )
-------------------------------   )
Address                           )
                                  )
                                  )
Saskatoon, SK.                    )
-------------------------------   )
                                  )

THE COMMON SEAL OF                )
GREEN FUSION CORP.                )
was hereunto affixed in the       )
presence of:                      )
                                  )
                                  )                 c/s
                                  )
/s/ Logan Anderson                )
-------------------------------   )
Authorized Signatory              )
                                  )
                                  )
-------------------------------   )
Authorized Signatory              )

                           SCHEDULE "A"
                           ------------
                Saskatchewan Mineral claim #S105984

                           SCHEDULE "B"
                           ------------

                       NET PROFITS ROYALTY
                       -------------------


1.	For the purposes of this Agreement the following words
and phrases shall have the following meanings, namely:

(a)	"Net Smelter Returns" shall mean the gross proceeds
received by the Optionee in any year from the sale of Product from the mining operation on the Property, less successively:

(i)	the cost of transportation and insurance of such
Product to a smelter or other place of treatment,

(ii)	smelter, treatment and refining charges and
penalties;

(iii)	ad valorem taxes and taxes based upon production,
but not income taxes;

(b)	"Ore" shall mean any material containing a mineral or
minerals of commercial economic value mined from the Property; and

(c)	"Product" shall mean Ore mined from the Property and any
concentrates or other materials or products derived therefrom, but if any such Ore, concentrates or other materials or products are further treated as part of the mining operation in respect of the Property, such Ore, concentrates or other materials or products shall not be considered to be "Product" until after they have been so treated.

2.	For the purposes of calculating the amount of Royalty
payable to Service hereunder, if, after the Commencement of Commercial Production, the Optionee sells any Product to one of its subsidiaries or affiliates, and if the sale price of such Product is not negotiated on an arm's-length basis, the Optionee shall for the purposes of calculating Net Smelter Returns only and notwithstanding the actual amount of such sale price, add to the proceeds from the sale of such Product an amount which would be sufficient to make such sale price represent a reasonable net sale price for such Product as if negotiated at arm's length and after taking into account all pertinent circumstances including, without limitation, then current market conditions relating to Ore, concentrates or products similar to such Product.

3.		The Optionee shall by notice inform Service of the
quantum of such reasonable net sale price and, if Service does not object thereto, within 60 days after receipt of such notice, said quantum shall be final and binding for the purposes of this Agreement.

4.		The Optionee may remove reasonable quantities of Ore and
rock from the Property for the purpose of bulk sampling and of testing, and there shall be no Royalty payable to Service with respect thereto unless revenues are derived therefrom.


5.		The Optionee shall have the right to commingle with ores
from the Property, ore produced from other properties, provided that prior to such commingling, the Optionee shall adopt and employ reasonable practices and procedures for weighing, determination of moisture content, sampling and assaying, as well as utilize reasonable accurate recovery factors in order to determine the amounts of products derived from, or attributable to Ore mined and produced from the Property. The Optionee shall maintain accurate records of the results of such sampling, weighing and analysis as pertaining to ore mined and produced from the Property.

                           SCHEDULE "C"
                           ------------

                         ESCROW AGREEMENT
                         ----------------

THIS AGREEMENT is made as of the   6   day of April, 1998
                                 -----

BETWEEN:

O'Neill, Ritchie, Taylor Law Corporation, a
British Columbia company with a registered and records office at Suite 1880 - 1055 West
Georgia Street, Vancouver, British Columbia,
V6E 3P3

(hereinafter called the "Escrow Agent")

	OF THE FIRST PART

AND:

Green Fusion Corp., a Nevada corporation with
a registered office at Suite B - 169, 7373 N.
Scottsdale Road, Scottsdale, Arizona, U.S.A.
85253

(hereinafter called the "Company")

	OF THE SECOND PART

AND:
THE UNDERSIGNED SHAREHOLDER IN GREEN FUSION
CORP.

(hereinafter individually called "Shareholder" and collectively call the "Shareholders)

	OF THE THIRD PART

WHEREAS:

A.	The Shareholder has acquired or is about to acquire shares of the Company and has agreed to enter into this escrow agreement on the terms and conditions hereinafter provided;

B.	The Escrow Agent has agreed to undertake and perform its
duties according to the terms and conditions hereof:


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the aforesaid agreements and the sum of one dollar ($1.00) now paid by the parties hereto, each to the other (receipt of which sum the parties do hereby respectively acknowledge each to the other) the shareholders jointly and severally covenant and agree with the Company and with the Escrow Agent and the Company and the Escrow Agent covenant and agree each with the other and with the shareholders jointly and severally as follows:


1.	In this Agreement:

(a)	"Shares" shall mean the 50, 000 common shares in the
capital of the Company issued to the Shareholder pursuant to the Option Agreement, together with any additional shares issued by way of a dividend paid in shares which accrues to the shares, and the certificate or certificates representing such shares; and

(b)	"Director" shall mean the director or any Deputy Director
of the Saskatchewan Securities Commission.

2.	The Shareholder hereby places and deposits in escrow with the
Escrow Agent the Shares and agrees to deliver forthwith to the Escrow Agent those Shares (including any replacement shares or certificates if and when issued) to the Escrow Agent for deposit in escrow.

3.	The parties hereby agree that the shares and the beneficial
ownership or any interest in them shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the express consent in writing of the Director being first obtained except as may be required by reason of the death or bankruptcy of the Shareholder, in which case the Escrow Agent shall hold the Shares subject to this agreement, for whatever person, firm, or corporation shall be legally entitled to be or become the registered owner thereof.

4.	The Shareholder hereby directs the Escrow Agent to retain the
Shares including any replacement shares or certificates, and not to do or cause anything to be done to release the same from escrow or to allow any transfer, hypothecation, alienation, sale, assignment or release thereof except with, and as directed by, the written consent of the Director. The
Escrow Agent hereby accepts the responsibilities placed on it hereby and agrees to perform the same in accordance with the terms hereof and in accordance with the written consent of the Director.

5.	If, during the period in which any of the Shares are retained in escrow pursuant hereto, any
dividend, other than a dividend paid in shares of the Company, is received by the Escrow Agent in respect of the Shares, such dividend shall be paid or transferred forthwith to the respective Shareholders entitled thereto. Any shares received by the Escrow Agent by way of dividend in respect of the Shares shall be dealt with as if they were Shares hereunder.

6.	All voting rights to the Shares may at all times be exercised by the respective registered owner thereof.

7.	The Company hereby acknowledges the terms and conditions of
the agreement and agrees to take all reasonable steps to facilitate its performance.

8.	The written consent of the Director to release from escrow all or part of the Shares shall terminate this agreement only in respect of those Shares so released. For greater certainty, a transfer within escrow is not a release from escrow.

9.	It is acknowledged by the parties that if the Company meets
certain conditions over time, the Shareholders shall be entitled to a partial or full release by the Director of the Shares from the terms of this agreement from time to time in accordance with the policies of the Saskatchewan Securities
Commission.

10.	The parties hereto agree and acknowledge that the Shares
subject to escrow shall be released on the following terms:

(a)	30% pro-rata release of the escrowed Shares on the first
anniversary of the date of signing of the Option
Agreement;

(b)	30% pro-rata release for the escrowed Shares on the
second anniversary of the date of signing of the Option
Agreement; and

(c)	40% pro-rata release of the escrowed Shares on the third
anniversary of the date of signing of the Option
Agreement.

11.	Notice of any consent of the Director shall be given by the
Escrow Agent to all persons or parties affected thereby at their last known address.

12.	The Shareholders do hereby jointly and severally covenant and agree to hold harmless and fully indemnify the Escrow Agent from and against all loss, costs, suits, demands, claims, damages, and expenses which the Escrow Agent may at any time or times hereafter suffer as a result of compliance in good faith with the terms hereof.

13.	If the Escrow Agent should wish to resign, it shall give at
least six months' notice to the Company, which may, with the written consent of the Director, by writing appoint another
Escrow Agent in its place and such appointment shall be binding on the Shareholders and the New Escrow Agent shall assume and be bound by the obligations of the Escrow Agent hereunder.

14.	This agreement may be executed in several parts in the same
form and such parts as so executed shall together form one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.



15.	This Agreement shall enure to the benefit of and be binding
upon the parties hereto, and upon each of their heirs, executors, administrators, successors, and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed these presents the day and year first above written.


SIGNED, SEALED AND DELIVERED
BY Carl Service                   )
in the presence of:               )
                                  )
                                  )
/s/ D. Studer                     )
-------------------------------   )
Signature                         )
                                  )           /s/ Carl Service
                                  )           -------------------------
                                  )           Signature
D. Studer                         )
-------------------------------   )
Name                              )
                                  )
                                  )
3428 - Dieppe St.                 )
-------------------------------   )
Address                           )
                                  )
                                  )
Saskatoon, SK.                    )
-------------------------------   )
                                  )



O'Neill, Ritchie, Taylor Law Corporation

Per:



--------------------------------
Authorized Signatory


Green Fusion Corp.

Per:


---------------------------------
Authorized Signatory